Exhibit 99.1


Investor Contact:  Alex Lewis
                   877-784-7167

Media Contact:     Debbie Atkins                                    NEWS RELEASE
                   864-597-8361


             DENNY'S CORPORATION REPORTS THIRD QUARTER 2005 RESULTS

         SPARTANBURG, S.C., October 27, 2005 - Denny's Corporation
(Nasdaq: DENN) today reported results for its third quarter ended September 28, 2005.

Highlights for the third quarter included:

  o Same-store sales increased 1.5% at company units and 3.8% at franchised units
  o Total operating revenue increased $1.6 million
  o Net loss improved $8.4 million to $3.4 million, or $0.04 per share, including charges totaling $7.0 million for legal settlements and severance

         Commenting on third quarter results, Nelson J. Marchioli, President and Chief Executive Officer, said, "We are pleased to have maintained our positive sales momentum in the third quarter in a challenging economic environment. While we are certainly disappointed with softened guest counts during the quarter, we are encouraged that the trend was relatively stable, which we believe is attributable to the consumer's recognition of Denny's strong value proposition."

         Mr. Marchioli continued, "We are confident that our team will continue to successfully execute the Company's strategy of improving operations through investments in food, people and facilities. We believe these investments will lead to improved financial performance and enhanced shareholder value over time."

Third Quarter Results

         For the third quarter of 2005, Denny's reported total operating revenue of $248.7 million, an increase of 0.6%, or $1.6 million over the prior year quarter. Company restaurant sales increased 0.7%, or $1.5 million, to $225.8 million, as a 1.5% increase in same-store sales offset a seven-unit decline in company-owned restaurants. Franchise revenue increased 0.4%, or $0.1 million, to $22.9 million, as a 3.8% increase in same-store sales offset a 20-unit decline in franchised restaurants.

         Company restaurant operating margin (as a percentage of company restaurant sales) was 10.7% for the third quarter compared with 13.5% for the same period last year. This margin decrease is due primarily to legal settlement charges recorded in the third quarter as a result of a previously announced litigation settlement with the State of California's Division of Labor Standard's Enforcement ("DLSE").

         Product costs for the third quarter decreased 0.9 percentage points compared with last year, due primarily to easing of commodity cost pressures and a 4.1% increase in average guest check. Payroll and benefit costs increased 0.8 percentage points over last year, due primarily to wage rate pressures and higher worker's compensation costs. Occupancy costs decreased 0.3 percentage points, due primarily to a reduction in general liability insurance accruals. This reduction benefited occupancy expense by $1.1 million, or 0.5 percentage points. Other operating costs increased 3.2 percentage points, due primarily to legal settlement charges of $5.8 million, or 2.5 percentage points. Of this amount, $4.8 million resulted from the DSLE settlement with an additional $1.0 million accrued for other ongoing cases. In addition to the legal charges, other operating costs were burdened by increasing utility costs as well as training expenses associated with the rollout of a new point-of-sale system. Utility costs are expected to compare unfavorably for the next two quarters by 0.5 to
1.0 percentage points as a result of considerably higher natural gas prices.

         General and administrative expenses for the third quarter decreased $2.1 million over the same period last year. The primary contributor to the decrease was a $2.1 million reduction in incentive compensation expense. In addition, Denny's incurred $1.4 million of recapitalization related transaction costs in the third quarter of last year with no similar expense in this year's quarter. Partially offsetting these cost decreases was an increase of $0.8 million in stock-based compensation costs which totaled $1.4 million for the quarter.

         Operating income for the third quarter decreased $6.5 million from the same period last year. In addition to the charges for legal settlements noted above, restructuring charges and exit costs increased $1.0 million over last year, attributable primarily to $1.2 million in severance related costs. Also, gains on asset sales decreased $1.0 million, as no surplus properties were sold in this year's third quarter.

         Interest expense for the third quarter decreased $3.6 million to $13.9 million due to the financial recapitalization completed during 2004, which significantly lowered borrowing costs.

         Net loss for the third quarter was $3.4 million, or $0.04 per common share, an improvement of $8.4 million compared with a net loss in the prior year of $11.8 million, or $0.14 per common share. The net loss this quarter included charges totaling $7.0 million for legal settlements and severance related costs.

Business Outlook

         Commenting on expectations for the fourth quarter and full year 2005, Marchioli said, "In spite of the macroeconomic pressures this year, we intend to meet our operational guidance as provided at the beginning of the year, excluding the legal settlement. The holiday season is a high volume period for Denny's and provides an opportunity for a strong finish to the year."

         The following financial guidance is based on year-to-date results and management expectations at this time.

                                    9/05 YTD             4Q05              2005
($ in millions)                       Actual         Estimate          Estimate
                                    --------      -----------       -----------

Company Unit Same-Store Sales           3.9%      0.0 to 1.5%       3.0 to 3.4%
Franchise Unit Same-Store Sales         5.6%      2.0 to 3.5%       4.7 to 5.1%

Company Unit Openings                      1                2                 3
Franchise Unit Openings                   15           2 to 4          17 to 19

Total Operating Revenue                 $735      $242 to 245       $977 to 980
Reported EBITDA *                        $78        $31 to 34       $109 to 112
Adjusted EBITDA *                        $85        $31 to 34       $116 to 119

Capital Spending                         $29        $21 to 26         $50 to 55

* Please refer to the EBITDA Reconciliation table included below.

Further Information

         Denny's will host its quarterly conference call for investors and analysts today, Thursday, October 27, 2005 at 5:00 p.m. EST. Interested parties are invited to listen to a live broadcast of the conference call accessible through our website at www.dennys.com. On the front page of the website, follow the link to "Investor Relations." In the new window, select the "Live Webcast" icon. A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

         Denny's is America's largest full-service family restaurant chain, consisting of 546 company-owned units and 1,036 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website referenced above.


         Certain matters discussed in this release constitute forward looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as "expects", "anticipates", "believes", "intends", "plans", and "hopes", variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 29, 2004 (and in the Company's subsequent quarterly reports on Form 10-Q).


                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                                                   Quarter               Quarter
                                                                    Ended                 Ended
(In thousands, except per share amounts)                           9/28/05               9/29/04
                                                                --------------        --------------
Revenue:
     Company restaurant sales                                       $ 225,824             $ 224,330
     Franchise and license revenue                                     22,898                22,815
                                                                --------------        --------------
         Total operating revenue                                      248,722               247,145
                                                                --------------        --------------
Costs of company restaurant sales                                     201,695               194,020
Costs of franchise and license revenue                                  7,069                 6,948
General and administrative expenses                                    14,654                16,727
Depreciation and amortization                                          13,818                13,529
Restructuring charges and exit costs, net                               2,056                 1,080
Impairment charges                                                        320                   195
Gains on disposition of assets and other, net                             (40)                 (998)
                                                                --------------        --------------
         Total operating costs and expenses                           239,572               231,501
                                                                --------------        --------------
Operating income                                                        9,150                15,644
                                                                --------------        --------------
Other expenses:
     Interest expense, net                                             13,934                17,556
     Other nonoperating (income) expense, net                             (86)                9,699
                                                                --------------        --------------
         Total other expenses, net                                     13,848                27,255
                                                                --------------        --------------
Loss before income taxes                                               (4,698)              (11,611)
Provision for (benefit from) income taxes                              (1,264)                  202
                                                                --------------        --------------
Net loss                                                            $  (3,434)            $ (11,813)
                                                                ==============        ==============

Net loss per share
     Basic                                                          $   (0.04)            $   (0.14)
                                                                ==============        ==============
     Diluted                                                        $   (0.04)            $   (0.14)
                                                                ==============        ==============

Weighted average shares outstanding
     Basic                                                             91,363                86,614
                                                                ==============        ==============
     Diluted                                                           91,363                86,614
                                                                ==============        ==============



                               DENNY'S CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)


                                                                Three Quarters        Three Quarters
                                                                    Ended                 Ended
(In thousands, except per share amounts)                           9/28/05               9/29/04
                                                                --------------        --------------
Revenue:
     Company restaurant sales                                       $ 667,833             $ 649,998
     Franchise and license revenue                                     67,513                66,283
                                                                --------------        --------------
         Total operating revenue                                      735,346               716,281
                                                                --------------        --------------
Costs of company restaurant sales                                     586,613               563,627
Costs of franchise and license revenue                                 21,530                21,165
General and administrative expenses                                    46,873                46,136
Depreciation and amortization                                          40,857                41,941
Restructuring charges and exit costs, net                               4,416                   666
Impairment charges                                                        585                   692
Gains on disposition of assets and other, net                          (1,790)               (1,230)
                                                                --------------        --------------
         Total operating costs and expenses                           699,084               672,997
                                                                --------------        --------------
Operating income                                                       36,262                43,284
                                                                --------------        --------------
Other expenses:
     Interest expense, net                                             40,810                56,481
     Other nonoperating (income) expense, net                            (545)                9,635
                                                                --------------        --------------
         Total other expenses, net                                     40,265                66,116
                                                                --------------        --------------
Loss before income taxes                                               (4,003)              (22,832)
Provision for (benefit from) income taxes                              (1,178)                  609
                                                                --------------        --------------
Net loss                                                            $  (2,825)            $ (23,441)
                                                                ==============        ==============

Net loss per share
     Basic                                                          $   (0.03)            $   (0.42)
                                                                ==============        ==============
     Diluted                                                        $   (0.03)            $   (0.42)
                                                                ==============        ==============

Weighted average shares outstanding
     Basic                                                             90,785                56,312
                                                                ==============        ==============
     Diluted                                                           90,785                56,312
                                                                ==============        ==============



                               DENNY'S CORPORATION
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)


(In thousands)                                                     9/28/05               12/29/04
                                                                --------------        --------------
ASSETS
     Current Assets
         Cash and cash equivalents                                  $  27,828             $  15,561
         Other                                                         32,850                27,994
                                                                --------------        --------------
                                                                       60,678                43,555
                                                                --------------        --------------

     Property, net                                                    274,423               285,401
     Goodwill                                                          50,186                50,186
     Intangible assets, net                                            73,126                77,484
     Other assets                                                      39,736                43,867
                                                                --------------        --------------
         Total Assets                                               $ 498,149             $ 500,493
                                                                ==============        ==============

LIABILITIES AND SHAREHOLDERS' DEFICIT
     Current Liabilities
         Current maturities of notes and debentures                 $   2,429             $   1,975
         Current maturities of capital lease obligations                3,841                 3,396
         Accounts payable and other accrued liabilities               126,267               130,873
                                                                --------------        --------------
                                                                      132,537               136,244
                                                                --------------        --------------
     Long-Term Liabilities
         Notes and debentures, less current maturities                516,851               519,236
         Capital lease obligations, less current maturities            27,008                28,149
         Other                                                         82,532                82,294
                                                                --------------        --------------
                                                                      626,391               629,679
                                                                --------------        --------------
     Total Liabilities                                                758,928               765,923
     Total Shareholders' Deficit                                     (260,779)             (265,430)
                                                                --------------        --------------
     Total Liabilities and Shareholders' Deficit                    $ 498,149             $ 500,493
                                                                ==============        ==============



                                  Debt Balances

(In thousands)                                                     9/28/05               12/29/04
                                                                --------------        --------------

First lien revolver loans                                           $       -             $       -
First lien term loans                                                 223,314               225,000
Second lien term loans                                                120,000               120,000
Capital leases and other debt                                          31,815                32,756
Senior notes due 2012                                                 175,000               175,000
                                                                --------------        --------------
     Total Debt                                                     $ 550,129             $ 552,756
                                                                ==============        ==============



                               DENNY'S CORPORATION
                          EBITDA and G&A Reconciliation
                                   (Unaudited)


                                                      Quarter             Quarter          Three Quarters      Three Quarters
EBITDA Reconciliation                                  Ended               Ended               Ended               Ended
(In millions)                                         9/28/05             9/29/04             9/28/05             9/29/04
                                                   --------------      --------------      --------------      --------------
Net loss                                                  $ (3.4)            $ (11.8)             $ (2.8)            $ (23.4)

Provision for (benefit from) income taxes                 $ (1.3)            $   0.2              $ (1.2)            $   0.6
Interest expense, net                                     $ 13.9             $  17.6              $ 40.8             $  56.5
Depreciation and amortization                             $ 13.8             $  13.5              $ 40.9             $  41.9

                                                   --------------      --------------      --------------      --------------
EBITDA (1)                                                $ 23.1             $  19.5              $ 77.7             $  75.6
                                                   --------------      --------------      --------------      --------------

Restructuring charges and exit costs, net                 $  2.1             $   1.1              $  4.4             $   0.7
Impairment charges                                        $  0.3             $   0.2              $  0.6             $   0.7
Gains on disposition of assets and other, net             $ (0.0)            $  (1.0)             $ (1.8)            $  (1.2)
Other nonoperating (income) expense, net (2)              $ (0.1)            $   9.7              $ (0.5)            $   9.6
Other noncash charges                                     $ (0.2)            $  (0.2)             $ (0.5)            $  (0.6)
Transaction costs (3)                                     $    -             $   1.4              $    -             $   3.9
Stock-based incentive compensation (4)                    $  1.4             $   0.6              $  6.1             $   1.3

                                                   --------------      --------------      --------------      --------------
Adjusted EBITDA (1)                                       $ 26.6             $  31.2              $ 86.0             $  89.9
                                                   ==============      ==============      ==============      ==============




                                                      Quarter             Quarter          Three Quarters      Three Quarters
General and Administrative Reconciliation              Ended               Ended               Ended               Ended
(In millions)                                         9/28/05             9/29/04             9/28/05             9/29/04
                                                   --------------      --------------      --------------      --------------

     Transaction costs (3)                                $    -             $   1.4              $    -             $   3.9
     Stock-based incentive compensation (4)               $  1.4             $   0.6              $  6.1             $   1.3
     Other general and administrative expenses            $ 13.3             $  14.7              $ 40.8             $  40.9
                                                   --------------      --------------      --------------      --------------
     Total general and administrative expenses            $ 14.7             $  16.7              $ 46.9             $  46.1
                                                   ==============      ==============      ==============      ==============


     (1) We believe that, in addition to other financial measures, EBITDA and Adjusted EBITDA are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs. We also use EBITDA and Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. EBITDA and Adjusted EBITDA are also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our senior credit facility for the computation of our debt covenant ratios. However, EBITDA and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with accounting principles generally accepted in the United States of America

     (2) 2004 amounts include debt repurchase premiums and related costs attributable to the financial recapitalization completed during the third and fourth quarters.

     (3) These transactions costs are attributable to the financial recapitalization completed in 2004.

     (4) This compensation expense is attributable to options and restricted stock units granted under Denny's 2002 and 2004 Omnibus Incentive Plans.


                               DENNY'S CORPORATION
                           Quarterly Operating Margins
                                   (Unaudited)


                                                                   Quarter                         Quarter
                                                                    Ended                           Ended
(In millions)                                                      9/28/05                         9/29/04
                                                          ------------------------        -------------------------
Total operating revenue (1)                                    $ 248.7     100.0%              $ 247.1      100.0%

Company restaurant operations: (2)
     Company restaurant sales                                    225.8     100.0%                224.3      100.0%
     Costs of company restaurant sales:
        Product costs                                             56.7      25.1%                 58.3       26.0%
        Payroll and benefits                                      94.3      41.8%                 91.9       41.0%
        Occupancy                                                 12.2       5.4%                 12.8        5.7%
        Other operating costs:
            Utilities                                             11.2       5.0%                 10.5        4.7%
            Repairs and maintenance                                4.7       2.1%                  4.9        2.2%
            Marketing                                              7.4       3.3%                  7.2        3.2%
            Legal settlements                                      6.4       2.8%                  0.8        0.3%
            Other                                                  8.6       3.8%                  7.6        3.4%
                                                          ------------------------        -------------------------
     Total costs of company restaurant sales                     201.7      89.3%                194.0       86.5%
                                                          ------------------------        -------------------------
     Company restaurant operating margin (3)                   $  24.1      10.7%              $  30.3       13.5%
                                                          ------------------------        -------------------------

Franchise operations: (4)
        Franchise and license revenue                             22.9     100.0%                 22.8      100.0%
        Costs of franchise and license revenue                     7.1      30.9%                  6.9       30.5%
                                                          ------------------------        -------------------------
        Franchise operating margin (3)                         $  15.8      69.1%              $  15.9       69.5%
                                                          ------------------------        -------------------------

Total operating margin (1)(3)                                  $  40.0      16.1%              $  46.2       18.7%

Other operating expenses: (1)(3)
     General and administrative expenses                          14.7       5.9%                 16.7        6.8%
     Depreciation and amortization                                13.8       5.6%                 13.5        5.5%
     Restructuring, exit costs and impairment                      2.4       1.0%                  1.3        0.5%
     Gains on disposition of assets and other, net                (0.0)     (0.0%)                (1.0)      (0.4%)
                                                          ------------------------        -------------------------
     Total other operating expenses                            $  30.8      12.4%              $  30.5       12.4%
                                                          ------------------------        -------------------------

                                                          ------------------------        -------------------------
Operating income (1)                                           $   9.2       3.7%              $  15.6        6.3%
                                                          ========================        =========================


     (1) As a percentage of total operating revenue
     (2) As a percentage of company restaurant sales
     (3) Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with accounting principles generally accepted in the United States of America.
     (4) As a percentage of franchise and license revenue

                               DENNY'S CORPORATION
                                Statistical Data
                                   (Unaudited)


                                                     Quarter              Quarter          Three Quarters      Three Quarters
Same-Store Sales                                      Ended                Ended               Ended               Ended
(increase/(decrease) vs. prior year)                 9/28/05              9/29/04             9/28/05             9/29/04
                                                 ---------------      --------------       --------------      --------------
Company-Owned Same-Store Sales                             1.5%                6.8%                 3.9%                5.9%
   Guest Check Average                                     4.1%                3.8%                 4.1%                3.4%
   Guest Counts                                           (2.5%)               2.9%                (0.2%)               2.4%

Franchised Same-Store Sales                                3.8%                6.6%                 5.6%                6.0%



                                                     Quarter              Quarter          Three Quarters      Three Quarters
Average Unit Sales                                    Ended                Ended               Ended               Ended
($ in thousands)                                     9/28/05              9/29/04             9/28/05             9/29/04
                                                 ---------------      --------------       --------------      --------------

   Company-Owned Units                                  $ 418.2             $ 408.2            $ 1,227.6           $ 1,174.1

   Franchised Units                                     $ 364.4             $ 346.3            $ 1,056.4           $   989.2



                                                                        Franchised
Restaurant Units                                     Company            & Licensed             Total
                                                 ---------------      --------------       --------------

Ending Units 9/29/04                                        553               1,056                1,609

   Units Opened                                               2                  16                   18
   Units Refranchised                                         -                   -                    -
   Units Closed                                              (9)                (36)                 (45)
                                                 ---------------      --------------       --------------
      Net Change                                             (7)                (20)                 (27)

                                                 ---------------      --------------       --------------
Ending Units 9/28/05                                        546               1,036                1,582
                                                 ===============      ==============       ==============
